Exhibit 10.10

ADMINISTRATIVE SUPPORT SERVICES AGREEMENT

BETWEEN

SPECIALISTS ON CALL, INC.

AND

[INSERT PRACTICE NAME]

ADMINISTRATIVE SUPPORT SERVICES AGREEMENT

This Administrative Support Services Agreement (the “Agreement”) is made and effective on [INSERT DATE] by and between Specialists On Call, Inc., a Delaware corporation (“SOC”), and [INSERT PRACTICE NAME], a [INSERT JURISDICTION] professional corporation (“Practice”) (each a “Party” and collectively the “Parties”). Many of the capitalized words and phrases used in this Agreement are defined in Article I, but some are defined in the Section in which they are first used because they are better understood in that context.

RECITALS:

WHEREAS Practice is a professional corporation engaged in the private practice of medicine and support for other professional organizations in the practice of medicine through its employed and independently contracted physicians, who via telemedicine consultations provide professional medical diagnosis, evaluation, and therapeutic intervention services in applicable specialty areas, including neurology, psychiatry, and intensive care, among other activities (the “Medical Services”);

WHEREAS SOC is engaged in the business of providing telemedicine and other equipment and technologies, related support services for hospitals, and administrative services to physicians and practice groups such as Practice that provide Medical Services;

WHEREAS Practice recognizes that the services provided by SOC are of great value and that Practice can benefit from the availability of such services;

WHEREAS Practice wishes to provide Medical Services, directly and indirectly, through physicians licensed in various jurisdictions; and

WHEREAS Practice desires to obtain from SOC certain services relating to the business aspects of Practice, and SOC desires to provide such services.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and incorporating the recitals set forth above, Practice hereby agrees to contract with SOC for the support services herein described and SOC agrees to contract with Practice to provide such services according to the terms and conditions provided in this Agreement.

ARTICLE I

DEFINITIONS

SECTION 1.1 “Client Facility” shall mean any hospital, health care facility, physician practice, professional entity, or office throughout the United States under contract with SOC or Practice for the provision of the Medical Services.

SECTION 1.2 “Governmental Payor” shall mean those federal health care programs including the Medicare and Medicaid programs that directly reimburse for Medical Services on a fee-for-service basis. For purposes of this provision, payments made by a managed care contracting organization on behalf of a Medicare or Medicaid enrollee shall not be considered a Governmental Payor. This exclusion from the definition of Governmental Payor may include, for example, payments made by Medicare Advantage (“MA”) organizations or a Medicare or Medicaid health maintenance organization.

SECTION 1.3 “Management Account” shall mean such bank account in SOC’s name and owned by SOC at a bank selected by SOC.

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SECTION 1.4 “Operating Account” shall be the bank account of Practice in which Total Collections received directly from Governmental Payors and Private Payors may be deposited.

SECTION 1.5 “Person” means any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

SECTION 1.6 “Practice Expenses” means, in addition to those expenses identified elsewhere herein, the following operating and non-operating expenses incurred by Practice:

1.6.1 Compensation, benefits and other direct costs (including workers’ compensation and all payroll taxes or charges) of all Physicians;

1.6.2 Locums tenens costs of Practice to the extent such costs are approved by SOC;

1.6.3 Ad valorem and income taxes assessed against Practice;

1.6.4 Taxes directly incurred by Practice in connection with the Medical Services;

1.6.5 Malpractice judgments, awards or settlements not covered fully by any required insurance;

1.6.6 Legal expenses of Practice as approved by SOC; and

1.6.7 Costs of other advisors and consultants engaged to provide services to Practice with respect to its operations or the provision of the Medical Services.

SECTION 1.7 “Private Payor” shall mean all non-Governmental Payors, including private managed care organizations, health maintenance organizations, MA organizations, self-insured health plans, preferred provider organizations, and workers’ compensation insurance plans, customers and individuals.

SECTION 1.8 “Physician” shall mean those individuals who are licensed to practice medicine and who are board certified and/or board eligible to practice the applicable specialty and trained in the use of telemedicine, as applicable, in the applicable states where Practice is providing or making available the provision of Medical Services and who are either employees of or independent contractors to Practice.

SECTION 1.9 “Medical Services” has the meaning set forth in the recitals.

SECTION 1.10 “Total Collections” shall be defined as the amounts actually received from Client Facilities, Government Payors, Private Payors, or any other responsible payment source for the Medical Services rendered by Physicians.

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ARTICLE II
management AND ADMINISTRATIVE services

SECTION 2.1 General. Practice hereby appoints SOC as its sole and exclusive administrator of all non-medical, day-to-day operations and business functions, including business support services, personnel, contracting support, accounting, billing and payables support, technology, facilities, equipment, pharmacy support, and supplies required for the administrative operation of Practice (referred to herein as “Administrative Services”) so that Practice may provide the Medical Services, and SOC hereby agrees to perform such Administrative Services for Practice, as permitted by applicable law and subject to matters reserved for Practice as herein contemplated. SOC is hereby expressly authorized to perform Administrative Services in whatever manner it deems reasonably appropriate to meet the non-medical, day-to-day operations and functions of Practice in the provision of the Medical Services. Notwithstanding SOC’s Administrative Services and other general and specific rights and responsibilities set forth in this Agreement, Practice (either directly or through its Physicians) shall retain control with respect to all medical and professional determinations and shall be responsible for the provision of the Services to customers, consumers, patients, and other health care providers and for the supervision of all licensed medical and health professionals involved in the provision of the Services by Practice.

SECTION 2.2 Recruitment of Physicians. SOC shall assist Practice in the selection and recruitment of Physicians when necessary to meet the needs of the Client Facilities, carrying out such Administrative Services as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, that Practice shall interview and make the ultimate decision as to the suitability of any Physician to become associated with Practice.

SECTION 2.3 Income Tax Returns and Financial Statements. SOC shall assist Practice in the preparation of annual income tax returns for the operations of Practice during the term of this Agreement. Practice shall be solely responsible for payment of any federal, state, or local income, franchise, social security, unemployment or withholding taxes owed by Practice.

SECTION 2.4 Insurance. SOC shall provide advice and assistance to Practice in connection with Practice’s procurement, management and administration of professional liability insurance for Practice covering each of its Physicians. Such Administrative Services shall include assisting with and arranging for the collection of premiums for such insurance, assisting Practice with, and monitoring the performance of, and making recommendations concerning, its actuarial consultants, claims management functions, specialized legal services and other insurance management services as deemed appropriate in connection with such professional liability insurance programs; provided, however, SOC shall not be responsible for any claims, losses or judgments against Practice or its Physicians, whether or not covered by insurance.

SECTION 2.5 Billing and Collection Services. SOC shall provide Practice with Administrative Services for all billings and collections associated with the Medical Services rendered under this Agreement as set forth below:

2.5.1 Client Facility Billing Arrangements. Where Client Facilities pay directly for the Medical Services, SOC shall invoice each such Client Facility on a monthly basis under the terms and conditions of the Client Facility’s written services agreement.

2.5.2 Direct Payor Billing Arrangements. For Client Facilities where Practice is required to bill and seek payment for Medical Services directly from patients and/or third-party payors, SOC shall (a) credential and enroll the Physicians with third-party payors including the Medicare program; (b) code and submit claims for Medical Services rendered in accordance with applicable third-party payor standards and coding conventions including the American Medical Association CPT-4 and ICD-9 CM (or successor) coding guidelines; and (c) bill patients and other responsible parties for any coinsurance or deductible payments due.

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2.5.3 Third-Party Billing Services. Practice acknowledges and agrees that SOC shall be permitted to provide billing services under this Section directly or under a contractual arrangement with an outside, third-party billing company or agent.

SECTION 2.6 Scope of Medical Services. During the term of this Agreement, SOC shall be responsible for on behalf of Practice and any other professional entities for which Practice is making available Physicians (a) contracting with Client Facilities including the negotiation of rates and payment terms; (b) determining the types of Medical Services required at each Client Facility; and (c) evaluating the current and future needs for Medical Services at Client Facilities. To effectuate such authority to execute such contracts with the Client Facilities, Practice shall enter into a limited power of attorney with SOC (“Limited POA”) according to the form of Exhibit B, attached hereto and incorporated by reference.

SECTION 2.7 Additional Services.

2.7.1 SOC shall negotiate, execute, and administer all managed care and other third-party payor contracts on behalf of Practice and shall consult with Practice on all professional or clinical matters relating thereto. To effectuate such authority to execute such third-party payor and managed care contracts, Practice shall enter into the Limited POA.

2.7.2 SOC shall arrange for legal, accounting, and consulting services related to the operation of Practice, the expense for which will be incurred in the ordinary course of business, including the cost of enforcing any Physician agreement containing restrictive covenants. However, the costs relating to aspects of malpractice suits against Practice shall be governed by Article VII hereof. Practice may elect to select alternative legal counsel in the defense of such matters, provided that such counsel is approved by SOC.

2.7.3 SOC shall consult with Practice regarding the coordination of all advertising, marketing, and promotional services, programs, and materials in connection with Practice.

SECTION 2.8 Exclusions/Adverse Actions. SOC represents and warrants that (a) it is not excluded from participation under any federal health care program for the provision of items or services for which payment may be made under a federal health care program; (b) no final adverse action, as such term is defined under 42 U.S.C. 1320(a)-7(c), has occurred or is pending or threatened against SOC or, to its knowledge, against any employee, contractor or agent engaged to provide items or services under this Agreement; and (c) that SOC is not under investigation by any federal or state governmental agency in connection with any medical items or services furnished or billings submitted to any federal health care program (collectively “SOC Exclusions/Adverse Actions”). During the term of this Agreement, SOC agrees to notify Practice in writing of any SOC Exclusions/Adverse Action within ten (10) days of learning of any such SOC Exclusions/Adverse Action and provide the basis of the SOC Exclusions/Adverse Actions.

SECTION 2.9 Events Excusing Performance. So long as SOC uses its commercially reasonable best efforts, SOC shall not be liable to Practice for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which SOC has no control for so long as such events continue, and for a reasonable period of time thereafter.

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SECTION 2.10 Limitations on SOC’s Authority. Practice has provided SOC with copies of Practice’s organizational documents. Except as Practice may specifically authorize from time to time, SOC shall not have the authority to do the following:

2.10.1 Any action that requires the vote or consent of any of Practice’s owner(s), officers, and/or director(s) under Practice’s organizational documents;

2.10.2 Any action inconsistent with this Agreement or Practice’s organizational documents; or

2.10.3 Any action inconsistent with the policies, procedures and directives of Practice relative to the exercise of the medical or professional judgment of Practice or its Physicians.

SECTION 2.11 Compliance with Applicable Laws. SOC shall comply in all material respects with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

ARTICLE III
OBLIGATIONS OF Practice

SECTION 3.1 Medical Services and Standards of Service.

3.1.1 Practice and its employed or contracted Physicians shall provide Medical Services for the Client Facilities. In all cases, the turnaround times for professional services shall be consistent with the terms and conditions of the Medical Services set forth in the contracts with the Client Facilities (as the same may be modified, amended, supplemented, or restated from time to time).

3.1.2 During the term of this Agreement and with respect to the Medical Services provided hereunder, Practice and its Physicians shall (a) exercise independent judgment in all areas related to the practice of medicine, subject only to the applicable legal and ethical obligations; (b) perform duties under this Agreement in accordance with recognized standards of the medical profession and shall use all reasonable efforts and professional skills and judgment; and (c) ensure that each Physician providing Medical Services on behalf of Practice or a contracted party of Practice maintains his or her license to practice medicine or provide telemedicine services in the state(s) or jurisdiction(s) where the Client Facilities for which the Physician is providing Medical Services are located and that such Physician attend continuing education programs as is consistent with state regulations or otherwise reasonable and customary to enable such physicians to maintain the appropriate level of certification(s) necessary to provide the Medical Services required under the terms of this Agreement. Practice shall have the sole responsibility for the professional direction of all Medical Services provided by Physicians for the Client Facilities. In the event that any disciplinary actions or malpractice actions are initiated against any Physician, Practice shall immediately inform SOC of such action and the underlying facts and circumstances.

3.1.3 Practice shall establish the schedule of professional fees charged by Practice for Medical Services (“Service Fee Schedule”). Notwithstanding the foregoing, SOC shall have the right to review and comment on such Service Fee Schedule in order to assist Practice in establishing, negotiating, and maintaining a competitive Service Fee Schedule, in accordance with its responsibilities under Section 2.7.

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SECTION 3.2 Physicians and Supervising Physicians.

3.2.1 Practice shall contract with or employ a sufficient number of Physicians to provide the professional interpretations associated with Medical Services rendered at each of the Client Facilities under contract with SOC. Practice and SOC shall meet and confer, as necessary during the term of this Agreement, to evaluate the current and future need for Physicians. Practice shall only enter into professional services agreements or employment agreement with the number of Physicians agreed upon between SOC and Practice based upon current or projected needs of the Client Facilities. Practice shall be responsible for the supervision, training, and evaluation of its Physicians.

3.2.2 All Physicians retained by Practice shall be competent, at all times hold and maintain a valid and unlimited license and/or certification to provide Medical Services in the state(s) and jurisdiction(s) where the Client Facilities for which the Physician is providing Medical Services are located, or such other state or jurisdiction as may be applicable, and shall be board-certified or board-eligible in the applicable specialty.

3.2.3 Practice shall have the responsibility for compensating the Physicians, including the salaries or fringe benefits paid to such individuals and the withholdings, as required by law, of any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any applicable law or governmental requirements; provided, however, SOC shall receive and consent to all compensation arrangements of the Physicians. During the term of this Agreement, SOC shall, in the name of and on behalf of Practice administer and pay when due the compensation to the Physicians as a Practice Expense out of the Total Collections.

SECTION 3.3 Accounts Receivable Collections

3.3.1 Receivables Collection. In order to facilitate the collection of receivables from Government Payors, Private Payors, and Client Facilities for Medical Services furnished, Practice shall:

3.3.1.1 Establish an Operating Account for the collection of Total Collections paid by any Governmental Payor, Private Payor, or Client Facility at a bank designated or approved by SOC; and

3.3.1.2 Direct the bank to transfer, by federal wire fund transfer of immediately available funds, pursuant to the periodic interval requested by SOC as frequently as each business day (or as otherwise required by SOC), all amounts deposited in each of the Operating Account to the Management Account or to any other account designated by SOC for the collection of such funds.

3.3.2 The Parties acknowledge and agree that, at all times during the term of this Agreement, Practice shall have sole control over the Operating Account and may amend, waive, rescind, revoke or terminate the payment disposition instructions above. Notwithstanding the preceding sentence, in the event that Practice amends, waives, rescinds, revokes or terminates the disposition instructions above without the prior written consent of SOC, such event shall constitute a material breach by Practice, thereby triggering SOC’s right to terminate this Agreement immediately under Section 9.3.3 and to take any other actions consistent with this Agreement.

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SECTION 3.4 Medical Service Reports. As requested by SOC, Practice Physicians shall provide reports which identify all Medical Services performed (“Report”). Such Report shall identify, among other topics, Medical Services so as to enable SOC to bill Client Facilities, patients, or third-party payors for the Medical Services rendered under the terms of this Agreement. Reports, as applicable, shall conform to applicable coding conventions including the American Medical Association CPT-4 and ICD-9 CM (or successor) coding guidelines, and any other applicable standards issued by the American College of Medicine.

SECTION 3.5 Credentialing. Practice shall be responsible for monitoring and implementing the credentialing standards established by SOC and Practice for the credentialing of all Physicians providing Medical Services for the Client Facilities.

SECTION 3.6 Participation in Quality Assurance Activities and Performance Improvement Activities. As reasonably requested by SOC, Practice Physicians shall participate in any quality assurance, utilization review, peer review programs, and performance improvement programs developed and implemented by SOC, in consultation with the Practice, as well as any compliance or committee activities established by SOC, in consultation with Practice.

SECTION 3.7 Prohibitions Against Certain Transactions. During the term that this Agreement is in effect, approval from SOC shall be required for the following:

3.7.1 Entering into any merger;

3.7.2 The sale of substantially all (51% or more) of Practice’s stock, membership interests, or assets to a third-party without the consent of SOC; or

3.7.3 Entering into any indebtedness on behalf of Practice.

SECTION 3.8 Exclusions/Adverse Actions. Practice represents and warrants that (a) neither it nor any Physician engaged by Practice is excluded from participation under any federal health care program for the provision of items or services for which payment may be made under a federal health care program; (b) no final adverse action, as such term is defined under 42 U.S.C. 1320(a)-7(c), has occurred or is pending or threatened against Practice or, to its knowledge, against any employee, contractor or agent engaged to provide items or services under this Agreement; and (c) neither Practice nor any of its Physicians are under investigation by any federal or state governmental agency in connection with any medical items or services furnished or billings submitted to any federal health care program (collectively “Practice Exclusions/Adverse Actions”). During the term of this Agreement, Practice agrees to notify SOC in writing of any Practice Exclusions/Adverse Action immediately of learning of any such Practice Exclusions/Adverse Action and provide the basis of Practice Exclusions/Adverse Actions.

ARTICLE IV
cOMPENSATION

SECTION 4.1 Administrative Fee and Direct Costs.

4.1.1 For the Administrative Services rendered by SOC hereunder, in addition to Direct Costs, Practice shall pay SOC a total monthly administrative fee (the “Administrative Fee”) as set forth in Schedule 4.1 (as amended, modified, or supplemented from time to time to provide for new jurisdictions and modifications for services, as appropriate upon the mutual agreement of the Parties without regard to the amendment provisions of this Agreement).

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4.1.2 In addition to the Administrative Fee, Practice shall pay SOC for certain direct costs incurred by SOC on behalf of Practice, paid on a pass-through basis (the “Direct Costs”); provided, however, that SOC may in SOC’s sole discretion defer charging Practice for the Direct Costs covering any period. The Direct Costs include, but are not limited to: (a) payments on indebtedness incurred by SOC to purchase equipment and technology or otherwise provide funds or other assets to Practice to do so; (b) the costs of all equipment, technology, and supplies, including leasing, repair, and maintenance costs; (c) salaries, benefits, payroll taxes and other direct costs of all personnel employed or contracted directly by SOC to provide nurse triage and consult call center services (as allocated for the Client Facilities contracted with Practice); (d) professional liability insurance costs of Practice; and (e) third party and regulatory costs and fees for Physician licensing and credentialing.

4.1.3 SOC shall issue an invoice identifying the Administrative Fee and Direct Costs (unless deferred) due for each monthly period during the term of this Agreement no later than sixty (60) days after the subject month. SOC is hereby granted full power and authority to pay the Administrative Fee, Direct Costs, and any Operational Loans (defined below) out of Total Collections; provided, however, that any and all compensation to Physicians shall be paid before the payment of any Administrative Fee or Operational Loans.

SECTION 4.2 Practice Expenses. As part of the Administrative Services, SOC shall, for the benefit of Practice, provide for the payment of Practice Expenses arising from its applicable contracts with the Client Facilities (including compensation to Physicians) out of Total Collections arising from such Client Facilities.

SECTION 4.3 Funding of Deficit; Operational Loan. To the extent the Practice Expenses, Direct Costs, Administrative Fees or other outstanding amounts owed by Practice to SOC or other third parties incurred by Practice exceed the Total Collections on a monthly basis, such deficit may be paid by SOC at SOC’s option, and any such payments with appropriate interest as required or appropriate shall be deemed to be a loan from SOC to Practice (each an, “Operational Loan”). Practice shall use any and all future Total Collections to repay Operational Loans to SOC until such Operational Loans are paid in full. SOC shall not seek repayment of Operational Loans from the owner(s) of Practice directly.

SECTION 4.4 Security Interest; Control Agreement. Practice hereby grants to SOC a security interest in the accounts receivable of Practice, including the Total Collections and cash in the Operating Account, Private Receivables Bank Account, and Management Account for payment of the Services Fee and as satisfaction of any Operational Loan. In addition, Practice shall cooperate with SOC and execute all necessary documents to perfect such security interest or pledge the same to SOC’s lenders or other third parties, including, without limitation, a control agreement to perfect SOC’s security interest in the Operating Account.

ARTICLE V

RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

The Parties recognize that SOC has paid a substantial amount in connection with this Agreement and that it will incur substantial ongoing costs in providing the Administrative Services hereunder and that the continued provision of services by SOC shall be economically feasible only if Practice operates an active practice to which the Physicians associated with Practice devote their full time and attention during the hours worked. As such, Practice and its Physicians recognize the need for and agree to abide by the covenants entered into by them pursuant to this Article V.

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SECTION 5.1 Covenant Not To Compete. Practice agrees and covenants that, beginning on the date of this Agreement and continuing throughout the term of this Agreement and for a one (1) year period after termination (except in performance under this Agreement or as otherwise consented to in writing by SOC), Practice will not, and will cause its owner(s), officers, and director(s) not to, in any manner, directly or indirectly, separately or in conjunction with any other Person (including employees or Affiliates) in any location throughout the United States of America: (a) act as an employee, independent contractor or consultant for or in connection with, any business operation that is conducting or preparing to conduct Medical Services; (b) establish, maintain or own any financial, beneficial or other interest in (other than an interest consisting of less than five percent (5%) of a class of publicly traded security), or make any loan to or for the benefit of, any business operation that is conducting or preparing to conduct Medical Services; or (c) render any managerial, consulting, marketing or other business advice to or in connection with any business operation that is conducting or preparing to conduct Medical Services.

SECTION 5.2 Non-Solicitation. The Parties acknowledge and agree that SOC has spent significant time and effort in establishing its customer and employment relationships with its non-professional personnel. Practice covenants and agrees that, during the Initial and Renewal Terms of this Agreement and for a period of two (2) years following termination of this Agreement, Practice shall not, and shall cause its owner(s), agents, employees, and contractors not to, for Practice’s benefit or the benefit of others, (i) directly or indirectly, solicit business from or enter into a business relationship or transaction with any Client Facility that has or has had a business relationship with SOC so as to disrupt or attempt to disrupt any relationship, contractual or otherwise, relating to SOC or (ii) hire or contract for services or induce, or attempt to induce, any employee or independent contractor of SOC.

SECTION 5.3 Enforcement. Practice acknowledges and agrees that since a remedy at law for any breach or attempted breach of the provisions of this Article V shall be inadequate and damages difficult to ascertain, SOC shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach. Practice waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of this Article V, relating to the restrictive period, scope of activity restricted and/or geographical area described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity restricted and/or area of restriction held reasonable and enforceable by the court shall thereafter be the restrictive period, scope of activity restricted and/or the territory applicable to the restrictive covenant provisions in this Article V. The invalidity or non-enforceability of this Article V in any respect shall not affect the validity or enforceability of the remainder of this Article V or of any other provisions of this Agreement.

SECTION 5.4 Survival. The covenants contained in this Article V shall survive the termination of this Agreement for any reason and continue in full force and effect for the periods set forth herein.

ARTICLE VI
RECORDS

SECTION 6.1 Patient Medical Records.

6.1.1 The Parties acknowledge and agree that all patient medical records in connection with the Medical Services provided for the Client Facilities shall remain the property of Practice; provided, however, that SOC may request and obtain, in accordance with applicable law, a copy of all such records at SOC’s sole cost and expense.

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6.1.2 Notwithstanding the foregoing provision, SOC has the right to transfer some or all of the medical records to any successor or affiliate of Practice or to any medical group practice or any other entity which, following any termination or cessation of this Agreement with Practice, serves as the provider entity furnishing services at the Client Facilities.

6.1.3 Medical records shall be maintained for such period(s) of time as required by applicable law and in accordance with the terms and conditions of the applicable Client Facility contracts. The Parties shall maintain the confidentiality of medical records in accordance with federal and state laws and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, as further provided for in Article X hereof.

SECTION 6.2 Records Owned by SOC. All records relating in any way to the operation of Practice which are not the property of Practice under the provisions of Section 6.1 above, shall at all times be the property of SOC.

SECTION 6.3 Custody of and Access to Records. On behalf of Practice, SOC shall maintain custody of all files and records relating to the operation of Practice, including accounting, billing, patient medical records, and collection records; provided. During the term of this Agreement and for a period of not less than seven (7) years following the date of any termination of this Agreement, Practice or its designee shall have reasonable access during normal business hours to Practice’s and SOC’s financial records which relate to Practice, including records of collections, expenses and disbursements as kept by SOC in performing SOC’s obligations under this Agreement, and Practice may copy any or all such records.

ARTICLE VII
INSURANCE and indemnification

SECTION 7.1 Insurance. Throughout the term of this Agreement, SOC will assist Practice in obtaining insurance reasonable and consistent with market practices for operations similar to the Medical Services in the name of Practice with each of SOC and Practice as named beneficiaries, including general liability, workers compensation, and professional liability and tail insurance, as applicable, for Practice and all Physicians engaged by Practice pursuant to the terms and conditions set forth in each such Physician’s employment agreement or professional services agreement. All such insurance costs for the benefit of Practice or a Physician of Practice shall be considered a Practice Expense. SOC shall also maintain general liability and workers compensation insurance at an amount consistent with the provision of SOC’s services under this Agreement.

SECTION 7.2 Indemnification. Practice shall indemnify, hold harmless and defend SOC, its owners, officers, directors, and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys’ fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of Medical Services for the Client Facilities or the performance of any intentional acts, negligent acts or omissions by Practice and/or its member(s), agents, employees and/or subcontractors (other than SOC, or its agents) during the term hereof. SOC shall indemnify, hold harmless and defend Practice, its owner(s), officers, director(s) and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys’ fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by SOC and/or its Personnel, agents, employees and/or subcontractors (other than Practice) during the term of this Agreement.

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SECTION 7.3 Rules Regarding Indemnification. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

7.3.1 The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in Section 7.2 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known. If written notice is not given to the indemnifying party within thirty (30) days from receipt of notice of the claim to be indemnified, in sufficient detail to apprise the indemnifying party of the nature of the claim (in each instance taking into account the facts and circumstances known by the indemnified party with respect to such claim), the indemnifying party shall not be liable to the party seeking indemnification to the extent that the indemnifying party can demonstrate that its rights were irreparably prejudiced thereby. The indemnifying party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any claim involving the asserted liability of the party seeking indemnification. If any indemnifying party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the party seeking indemnification of its intention to do so, and the party seeking indemnification agrees to cooperate fully with the indemnifying party and its counsel in the compromise of, or defense against, any such asserted liability. The indemnifying party shall not settle any claim in any manner that would materially affect the indemnified party without the indemnified party’s prior written consent. All costs and expenses incurred in connection with such cooperation shall be borne by the indemnifying party. In any event, the indemnified party shall have the right, at its own expense and by its own counsel to participate in the defense of such asserted liability.

7.3.2 The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

ARTICLE VIII

TRANSFER AND ASSIGNMENT

SECTION 8.1 Assignment by SOC. SOC shall have the right, without Practice’s prior written approval, to assign all or any portion of this Agreement to any entity controlled by, controlling, or under common control with SOC (its affiliates) or to any entity that acquires all or substantially all of the assets of SOC.

SECTION 8.2 Assignment by Practice Prohibited. Practice shall not have the right to assign its rights and obligations hereunder unless otherwise permitted under the terms of this Agreement or upon the prior written consent of SOC. Any sale of Practice, merger by Practice, or the sale of any assets of Practice shall be considered a prohibited assignment by Practice.

SECTION 8.3 Effect of Prohibited Assignment. Any prohibited assignment hereunder shall be deemed an event of termination of this Agreement.

ARTICLE IX

TERM AND TERMINATION

SECTION 9.1 Term of Agreement. This Agreement shall commence on the date hereof and shall remain in effect for a period of five (5) years (the “Initial Term”). Unless terminated earlier pursuant to the terms hereof, this Agreement shall automatically renew for one (1) year terms (collectively the “Renewal Term”), unless either Party delivers to the other, not less than ninety (90) days prior to the expiration of the preceding term, written notice of its intent not to renew.

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SECTION 9.2 Termination by Practice. Practice may terminate this Agreement as follows:

9.2.1 In the event of a filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by SOC, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by SOC, except for the filing of a petition in involuntary bankruptcy against SOC which is dismissed within ninety (90) days thereafter, Practice may give notice of the immediate termination of this Agreement;

9.2.2 In the event SOC shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of thirty (30) days after written notice thereof has been given to SOC by Practice (or if not reasonably curable within such thirty (30) day period and if SOC is proceeding diligently and in good faith and such default is curable, up to sixty (60) days), Practice may terminate this Agreement;

SECTION 9.3 Termination by SOC. SOC may terminate this Agreement as follows:

9.3.1 In the event of a filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by Practice, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by Practice, except for the filing of a petition in involuntary bankruptcy against Practice which is dismissed within ninety (90) days thereafter;

9.3.2 In the event Practice shall materially default in the performance of any duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Practice by SOC (or if not reasonably curable within such thirty (30) day period and if Practice is proceeding diligently and in good faith and such default is curable, up to sixty (60) days);

9.3.3 Immediately, at the election of SOC, in the event of any change by Practice in the payment disposition instructions relating to the Operating Account, in contravention of the terms of this Agreement;

9.3.4 Without cause upon one hundred twenty (120) days’ written notice to Practice;

9.3.5 Immediately, at the election of SOC, in the event of a final Practice Exclusions/Adverse Action unless, in the case of a Physician engaged by Practice, such individual is removed from providing Medical Services for the Client Facilities promptly but in no event less than ten (10) days after such action;

9.3.6 Immediately, at the election of SOC, in the event that any owner of Practice breaches any other agreement entered into by Practice and SOC or in the event of termination of any other agreement entered into between Practice and SOC, or an affiliate of SOC;

9.3.7 Immediately upon any prohibited transfer as provided in Section 8.3 hereof; and

9.3.8 Immediately, upon the dissolution of Practice.

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SECTION 9.4 Effect of Termination.

9.4.1 Notwithstanding the foregoing, this Agreement remains in full force and effect and all obligations hereunder remain enforceable, including any assignment of Total Collections from Practice to SOC throughout the time period when a material breach has been alleged until termination is effective (the “Termination Date”). The assignment of Total Collections for any Medical Services for the Client Facilities furnished on or before the Termination Date shall remain enforceable by SOC until such funds have been collected by SOC or SOC elects to discontinue collection efforts. Practice acknowledges that SOC shall have a continued assignment of all right, title and interest in and to the Total Collections for Medical Services furnished before the Termination Date and Practice shall take no action to prevent or set aside such assignment. Provided, however, SOC shall have no further obligation(s) to pay for Practice Expenses of Practice arising on or occurring after the Termination Date.

9.4.2 Termination of this Agreement shall not release or discharge either Party from any obligation, debt or liability which shall have previously accrued and remains to be performed upon the Termination Date, including with respect to Article IV, Article V, Article VI, Section 7.2, this Section 9.4, Article X, Article XI, and Section 12.14.

ARTICLE X
Patient privacy; hipaa

SECTION 10.1 HIPAA Obligations. The Parties acknowledge and agree that, under the Health Insurance Portability and Accountability Act of 1996 and any regulations promulgated thereunder (collectively, “HIPAA”) and under similar state laws and regulations, SOC and Practice may, from time to time, have certain obligations respecting security and the confidentiality of “protected health information,” as that term is defined by HIPAA. SOC and Practice agree that SOC shall perform its obligations under this Agreement in compliance with HIPAA and other applicable state laws and regulations, and SOC and Practice shall enter into and be bound by the Business Associate Addendum, attached to this Agreement at Exhibit B and herein incorporated by reference.

SECTION 10.2 HIPAA Modifications. To the extent required by current or future final regulations adopted pursuant to HIPAA, the Parties agree to revise this Agreement as necessary to conform to these requirements.

ARTICLE XI

INTELLECTUAL PROPERTY

SECTION 11.1 Trademark License.

11.1.1 License Grant. Subject to the conditions and obligations set forth in this Agreement, SOC hereby grants to Practice, and Practice hereby accepts, a non-exclusive license (the “License”) to use the name “SOC” and “Specialists on Call”, related logos, and distinguishing trade dress (collectively, the “Mark”) in connection with Practice’s provision of the Medical Services to Client Facilities. Practice is authorized to use the Mark solely in connection with Practice’s provision of the Medical Services to Client Facilities and has no right to utilize the Mark for any other purpose without SOC’s prior written consent.

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11.1.2 Ownership of Mark. Practice acknowledges that SOC is the sole and exclusive owner of the Mark and has established goodwill associated with the Mark. Practice agrees that it shall take no action inconsistent with such ownership by SOC and that all uses of the Mark by Practice shall inure to the benefit of and shall be on behalf of SOC. Nothing contained in the Agreement shall give Practice any right, title or interest in the Mark other than the right to use the Mark pursuant to the terms of this Agreement. Practice shall not directly or indirectly register or cause to be registered in any country or governmental subdivision any trademark, service mark or trade name that is the same as or confusingly similar to the Marks, or any part thereof.

11.1.3 Form of Use. Practice agrees that its use of the Mark shall conform in every material respect with all commercially reasonable directions for the use thereof given to it by SOC, from time to time, including the proper placement of the Mark on any advertising and promotional materials and as to the proper use of the Mark in any trade name, corporate name or name of partnership or other entity in which Practice chooses to use the Mark. In addition, Practice agrees to use the Mark in compliance with all applicable federal, state and local laws and regulations.

11.1.4 Term and Termination of Trademark License. The License granted herein shall commence on the date of this Agreement and continue in full force and effect throughout the term of this Agreement. Termination of the License. Upon termination of the License provided herein, all rights and privileges granted to Practice hereunder shall immediately terminate and Practice shall immediately discontinue all uses of the Mark and any words or symbols confusingly similar to the Mark. Practice shall promptly return to SOC all printed materials bearing the Mark. Practice further agrees that all rights in the Mark and the goodwill connected therewith shall remain the property of SOC at all times.

SECTION 11.2 Other Intellectual Property. Without limiting any of the provisions of Section 11.1 hereof, any Intellectual Property developed by SOC in connection with the provision of SOC’s services set forth in this Agreement or otherwise shall remain the exclusive property of SOC. Practice’s right to use such Intellectual Property of SOC shall be limited to such use(s) permitted by this Agreement or as otherwise agreed to in writing by SOC. As used herein, the term “Intellectual Property” shall mean all forms of intellectual property rights and protections, including all right, title and interest in and to all: (a) letters patent and all filed, pending or potential applications for letters patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed or issued; (b) trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries; (c) copyrights and all other literary property or authors' rights, whether or not protected by copyright, under common law, state law, federal law and laws of foreign countries; and (d) trademarks, trade names, service marks, symbols, logos, brand names and other proprietary indicia of the Party or third-party under common law, state law, federal law or laws of foreign countries.

ARTICLE XII
GENERAL PROVISIONS

SECTION 12.1 Independent Relationship. Practice and SOC intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the Parties, except as may otherwise be set forth in this Agreement. Each Party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that Party.

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SECTION 12.2 Whole Agreement, Modification. This Agreement, including all Exhibits and Schedules hereto, constitutes the entire agreement between the Parties. There are no other agreements or understandings, written or oral between the Parties regarding this Agreement and the Exhibits, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both Parties to this Agreement, and such written modification(s) shall be attached hereto; provided, however, that Schedule 4.1 may be amended, updated, modified or supplemented, as appropriate, pursuant to the terms of this Agreement without a written modification executed by both Parties.

SECTION 12.3 Notices. All notices and instruments required or permitted by this Agreement shall be in writing and shall be addressed as follows:

(a)	If to Practice:

[INSERT PRACTICE NAME]

[INSERT PRACTICE ADDRESS]

(b)	If to SOC:

Specialists On Call, Inc.

1768 Business Center Drive, Suite #100

Reston, VA 20190

With copy to:

Jones Day

Attention: Alexis S. Gilroy

51 Louisiana Avenue, NW

Washington, DC 20001

agilroy@jonesday.com

or to such other mailing address or email address as either Party shall notify the other.

SECTION 12.4 Binding on Successors. This Agreement shall be binding upon the Parties hereto, and their successors, assigns, heirs and beneficiaries.

SECTION 12.5 Waiver of Provisions. Any waiver of any terms and conditions hereof must be in writing, and signed by the Parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

SECTION 12.6 SOC Activities. The Parties acknowledge that SOC is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. To the extent any act or service required of SOC in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine, the performance of said act or service by SOC shall be deemed waived and forever unenforceable.

SECTION 12.7 Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the Parties.

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SECTION 12.8 Additional Documents. Each of the Parties hereto agrees to execute any document or documents that may be requested from time to time by the other Party to implement or complete such Party’s obligations pursuant to this Agreement.

SECTION 12.9 Attorneys’ Fees. If legal action is commenced by either Party to enforce or defend its rights under this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys’ fees in addition to any other relief granted.

SECTION 12.10 Contract Modifications for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision or regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Practice and SOC shall amend this Agreement as necessary to eliminate such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between Practice and SOC. To the extent the Parties cannot agree on any such amendment or changes, the matter shall be submitted to mediation upon the request of either Party in accordance with Section 12.16 and through the mediation process an equitable modification shall be implemented based on all of the facts and circumstances. In the event an equitable modification cannot be determined under which this Agreement will comply with applicable law as determined by either Party’s legal counsel, then upon prior written notice of one Party to the other, this Agreement will terminate.

SECTION 12.11 Remedies Cumulative; Survivability. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any Party shall be considered exclusive of any other remedy available to any Party, but the same shall be distinct separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient. Pursuit of any remedy set forth in this Agreement shall not preclude pursuit of any other remedy provided in this Agreement or any other remedy provided for in this Agreement constitute a waiver of any amount due from a defaulting party under this Agreement or of any damages accruing by reason of the violation of any of its terms, provisions and covenants. No waiver of any violation shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Agreement, and forbearance to enforce one or more of the remedies provided on an event of default shall not be deemed or construed to constitute a waiver of such default or of any other remedy provided for in this Agreement. The termination of this Agreement shall not affect the remedies and rights of a Party hereunder with respect to a breach of this Agreement occurring on or before such termination.

SECTION 12.12 Language Construction; Interpretation. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning, and not for or against either Party hereto. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Whenever the words “herein” or “hereunder” are used in this Agreement, they will be deemed to refer to this Agreement as a whole and not to any specific Section, unless otherwise indicated. The terms herein defined in the singular will have a comparable meaning when used in the plural, and vice versa. The masculine, feminine and neuter genders used herein will include each other gender.

SECTION 12.13 No Obligation to Third Parties. None of the obligations and duties of SOC or Practice under this Agreement shall in any way or in any manner be deemed to create any obligation of SOC or of Practice to, or any rights in, any Person or entity not a party to this Agreement.

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SECTION 12.14 Confidentiality. Except for disclosure to its owners, affiliates and related parties, and to its (and its owners’, affiliates’ and related parties’) attorneys, accountants, bankers, underwriters or lenders, neither Party hereto, nor its agents, owners, affiliates or related parties, shall disclose to any third party the existence of any information regarding any provision of this Agreement, or any financial information regarding the other (past, present or future) that was obtained by the other in the course of the negotiation of this Agreement or in the course of the performance of this Agreement, without the other Party’s written approval; provided, however, the foregoing shall not apply to information which (i) is generally available to the public other than as a result of a breach of confidentiality provisions, (ii) becomes available on a non-confidential basis from a source other than the other Party, or its affiliates or agents, which source was not itself bound by a confidentiality agreement, or (iii) which is required to be disclosed by law, including securities laws or pursuant to court order. Notwithstanding the foregoing, (a) Practice may disclose information it deems advisable to the Physicians and its Member(s) provided such individuals are advised of the confidential nature of such information and agree to keep such information confidential as provided herein and SOC shall be a third-party beneficiary of such agreements and (b) SOC or its affiliates may disclose any such information in connection with negotiations with other parties in a reorganization, capital or joint venture transaction involving substantial assets of or equity interests in SOC or its owners, affiliates or related parties or of such other parties. Each Party hereto shall be responsible and liable for breaches of this Section by such Party or its employees, agents, owners, affiliates, or related parties.

SECTION 12.15 Counterpart Executions; Facsimiles. This Agreement may be executed in any number of counterparts with the same effect as if all of the Parties had signed the same document. Such executions may be transmitted to the Parties by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

SECTION 12.16 Governing Law; Dispute Resolution. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the substantive laws of the State of Delaware, without regard to its choice of law principles.

12.16.1 Negotiation. The Parties shall attempt, in good faith, to resolve any controversy, claim, or dispute arising out of this Agreement through negotiations. Any dispute shall be referred promptly to the level of management of each Party authorized to resolve the dispute.

12.16.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement, with the exception of injunctive relief sought by any party to this Agreement, not resolved between the Parties through good faith negotiations pursuant to Section 12.16.1, shall be settled by binding arbitration, which shall be conducted in Washington, DC, in accordance with the American Health Lawyers Association Alternative Dispute Resolution Service Rules or Procedures for Arbitration by a sole arbitrator, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party in an arbitration proceeding will be entitled to reimbursement of reasonable attorney’s fees and all reasonable costs and expenses incurred in connection with such arbitration.

SECTION 12.17 Compliance. Each Party shall comply with all applicable federal, state, and local laws during the term of this Agreement. In furtherance thereof, each Party warrants that it shall comply with all applicable local, state, federal and international laws, executive orders, regulations, ordinances, or similar requirements of the national government or government entity which may now or hereafter govern the performance of the Parties hereunder. This includes the laws of the United States pertaining to the federal health care programs’ Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Physician Self-Referral or “Stark Law” (42 U.S.C. § 1395nn), and other applicable standards of ethical conduct pertaining to gratuities, gifts, entertainment, and employment of government officials and other requirements

SECTION 12.18 Exhibits. The Exhibits to this Agreement, each of which is incorporated by reference, are:

Exhibit A Limited Power of Attorney

Exhibit B Business Associate Addendum

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the day and year first above written.

[INSERT PRACTICE NAME]
a [INSERT JURISDICTION] professional corporation

By:
Name:
Title:

SPECIALISTS ON CALL, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO ADMINISTRATIVE SUPPORT SERVICES AGREEMENT]

EXHIBIT A

Limited Power of Attorney

STATE OF _________________

COUNTY OF _____________________

LIMITED POWER OF ATTORNEY

Know all men by these presents that I, [INSERT NAME], President of [INSERT PRACTICE NAME] (the “Practice”), by these presents do hereby make, constitute, and appoint SPECIALISTS ON CALL, INC. (“SOC”) the true and lawful attorney-in-fact, for Practice and in Practice’s name and stead, giving unto said attorney-in-fact power to act in Practice’s name, place and stead in any way which Practice could do with respect to the following matters to the extent that Practice is permitted by law to act through an agent, to do and perform the following matters and things:

In accordance with Section 2.6 and Section 2.7 of the Administrative Support Services Agreement by and between Practice and SOC effective [INSERT DATE], SOC shall have the authority to negotiate, execute and administer all customer agreements and arrangements and all managed care and other third-party payor contracts on behalf of Practice including the authority to execute contracts on behalf and in the name of Practice.

This Limited Power of Attorney shall be a Durable Limited Power of Attorney and shall not be affected by my subsequent incapacity or mental incompetence.

And I do hereby ratify and confirm on behalf of Practice all things so done by Practice’s said attorney-in-fact, within the scope of the authority herein given SOC, as fully and to the same extent as if by done and performed directly by Practice.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my Hand and Seal this ___ day of ________________ 20__.

[INSERT PRACTICE NAME]

_____________________________(SEAL)
[INSERT NAME]
President

STATE OF _________________

COUNTY OF _____________________

I, the undersigned, a Notary Public of the aforesaid County and State, do hereby certify that [INSERT NAME] personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official stamp or seal, this ___ day of _____________, 20__.

_____________________________________

Notary Public

My Commission Expires:

_______________________

[Official Seal]

[SIGNATURE PAGE TO LIMITED POWER OF ATTORNEY]

EXHIBIT B

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (the “Agreement”) is made effective on [INSERT DATE], by and between [INSERT PRACTICE NAME], a [INSERT JURISDICTION] professional corporation, hereinafter referred to as “Covered Entity,” and Specialists on Call, Inc., a Delaware corporation, hereinafter referred to as “Business Associate” (individually, a “Party” and collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties wish to enter into a Business Associate Agreement to ensure compliance with the Privacy and Security Rules of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA Privacy and Security Rules”) (45 C.F.R. Parts 160 and 164); and

WHEREAS, the Health Information Technology for Economic and Clinical Health (“HITECH”) Act of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, modified the HIPAA Privacy and Security Rules (hereinafter, all references to the “HIPAA Privacy and Security Rules” include all amendments thereto set forth in the HITECH Act and any accompanying regulations); and

WHEREAS, the Parties have entered into a written or oral arrangement or arrangements (the “Underlying Agreements”) whereby Business Associate will provide certain services to Covered Entity that require Business Associate to create, receive, maintain, or transmit Protected Health Information on Covered Entity’s behalf, and accordingly Business Associate may be considered a “business associate” of Covered Entity as defined in the HIPAA Privacy and Security Rules; and

WHEREAS, Business Associate and Covered Entity wish to comply with the HIPAA Privacy and Security Rules, and Business Associate wishes to honor its obligations as a business associate to Covered Entity.

THEREFORE, in consideration of the Parties’ continuing obligations under the Underlying Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the provisions of this Agreement.

Except as otherwise defined herein, any and all capitalized terms in this Agreement shall have the definitions set forth in the HIPAA Privacy and Security Rules. In the event of an inconsistency between the provisions of this Agreement and mandatory provisions of the HIPAA Privacy and Security Rules, as amended, the HIPAA Privacy and Security Rules in effect at the time shall control. Where provisions of this Agreement are different than those mandated by the HIPAA Privacy and Security Rules, but are nonetheless permitted by the HIPAA Privacy and Security Rules, the provisions of this Agreement shall control.

I.	PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE

A. Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Underlying Agreements, provided that such use or disclosure would not violate the HIPAA Privacy and Security Rules if done by Covered Entity.

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B. Business Associate may use Protected Health Information in its possession for its proper management and administration and to fulfill any present or future legal responsibilities of Business Associate, provided that such uses are permitted under state and federal confidentiality laws.

C. Business Associate may disclose Protected Health Information in its possession to third parties for the purposes of its proper management and administration or to fulfill any present or future legal responsibilities of Business Associate, provided that:

1. the disclosures are required by law; or

2. Business Associate obtains reasonable assurances from the third parties to whom the Protected Health Information is disclosed that the information will remain confidential and be used or further disclosed only as required by law or for the purpose for which it was disclosed to the third party, and that such third parties will notify Business Associate of any instances of which they are aware in which the confidentiality of the information has been breached.

D. Until such time as the Secretary issues regulations pursuant to the HITECH Act specifying what constitutes “minimum necessary” for purposes of the HIPAA Privacy and Security Rules, Business Associate shall, to the extent practicable, access, use, and request only Protected Health Information that is contained in a limited data set (as defined in 45 C.F.R. § 164.514(e)(2)), unless Business Associate requires certain direct identifiers in order to accomplish the intended purpose of the access, use, or request, in which event Business Associate may access, use, or request only the minimum necessary amount of Protected Health Information to accomplish the intended purpose of the access, use, or request.

II.	OBLIGATIONS AND ACTIVITIES OF BUSINESS ASSOCIATE

A. Business Associate agrees not to use or further disclose Protected Health Information other than as permitted or required by this Agreement or the Underlying Agreements or as required by law.

B. Business Associate agrees to use appropriate safeguards and to comply, where applicable, with 45 C.F.R. Part 164, Subpart C with respect to Electronic Protected Health Information, to prevent use or disclosure of Protected Health Information other than as provided for by this Agreement. Specifically, Business Associate will:

1. implement the administrative, physical, and technical safeguards set forth in 45 C.F.R. §§ 164.308, 164.310, and 164.312 that reasonably and appropriately protect the confidentiality, integrity, and availability of any Protected Health Information that it creates, receives, maintains, or transmits on behalf of Covered Entity, and, in accordance with 45 C.F.R. § 164.316, implement and maintain reasonable and appropriate policies and procedures to enable it to comply with the requirements outlined in 45 C.F.R. §§ 164.308, 164.310, and 164.312; and

2. report to Covered Entity any Security Incident, and any use or disclosure of Protected Health Information that is not provided for by this Agreement, of which Business Associate becomes aware.

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C. Business Associate shall require each subcontractor that creates, receives, maintains, or transmits Protected Health Information on its behalf to enter into a business associate agreement or equivalent agreement containing the same restrictions on access, use, and disclosure of Protected Health Information as those applicable to Business Associate under this Agreement. Furthermore, to the extent that Business Associate provides Electronic Protected Health Information to a subcontractor, Business Associate shall require such subcontractor to comply with all applicable provisions of 45 C.F.R. Part 164, Subpart C.

D. Business Associate agrees to comply with any requests for restrictions on certain disclosures of Protected Health Information to which Covered Entity has agreed in accordance with 45 C.F.R. § 164.522 of which Business Associate has been notified by Covered Entity.

E. If Business Associate maintains a designated record set on behalf of Covered Entity, at the request of Covered Entity and in a reasonable time and manner, Business Associate agrees to make available Protected Health Information required for Covered Entity to respond to an individual’s request for access to his or her Protected Health Information in accordance with 45 C.F.R. § 164.524. If Business Associate maintains Protected Health Information in an electronic designated record set, it agrees to make such Protected Health Information available electronically to Covered Entity or, upon Covered Entity’s specific request, to the applicable individual or to a person or entity specifically designated by such individual, upon such individual’s request.

F. If Business Associate maintains a designated record set on behalf of Covered Entity, at the request of Covered Entity and in a reasonable time and manner, Business Associate agrees to make available Protected Health Information required for amendment by Covered Entity in accordance with the requirements of 45 C.F.R. § 164.526.

G. Business Associate agrees to document any disclosures of Protected Health Information, and to make Protected Health Information available for purposes of accounting of disclosures, as required by 45 C.F.R. § 164.528.

H. If Business Associate is to carry out one or more of Covered Entity’s obligations under 45 C.F.R. Part 164, Subpart E, Business Associate shall comply with the requirements of Subpart E that apply to Covered Entity in the performance of such obligation(s).

I. Business Associate agrees that it will make its internal practices, books, and records relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity, available to the Secretary, in a time and manner designated by the Secretary, to enable the Secretary to determine Business Associate’s or Covered Entity’s compliance with the HIPAA Privacy and Security Rules. Business Associate also shall cooperate with the Secretary and, upon the Secretary’s request, pursuant to 45 C.F.R. § 160.310, shall disclose Protected Health Information to the Secretary to enable the Secretary to investigate and review Business Associate’s or Covered Entity’s compliance with the HIPAA Privacy and Security Rules.

J. Unless expressly authorized in the Underlying Agreements, Business Associate shall not:

1. use Protected Health Information for marketing or fundraising; or

2. use or disclose Protected Health Information in exchange for remuneration of any kind, whether directly or indirectly, financial or non-financial, other than such remuneration as Business Associate receives from Covered Entity in exchange for Business Associate’s provision of the services specified in the Underlying Agreements.

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III.	BusiNESS ASSOCIATE’S MITIGATION AND BREACH NOTIFICATION OBLIGATIONS

A. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Agreement.

B. Following the discovery of a Breach of Unsecured Protected Health Information (“Breach”), Business Associate shall notify Covered Entity of such Breach without unreasonable delay and in no case later than thirty (30) calendar days after discovery of the Breach, and shall assist in Covered Entity’s breach analysis process, including risk assessment, if requested. A Breach shall be treated as discovered by Business Associate as of the first day on which such Breach is known to Business Associate or, through the exercise of reasonable diligence, would have been known to Business Associate. The Breach notification shall be provided to Covered Entity in the manner specified in 45 C.F.R. § 164.410(c) and shall include the information set forth therein to the extent known. If, following the Breach notification, Business Associate learns additional details about the Breach, Business Associate shall notify Covered Entity promptly as such information becomes available. Covered Entity shall determine whether Business Associate or Covered Entity will be responsible for providing notification of any Breach to affected individuals, the media, the Secretary, and/or any other parties required to be notified under the HIPAA Privacy and Security Rules or other applicable law. If Covered Entity determines that Business Associate will be responsible for providing such notification, Business Associate may not carry out notification until Covered Entity approves the proposed notices in writing.

C. Notwithstanding the provisions of Section III.B., above, if a law enforcement official states to Business Associate that notification of a Breach would impede a criminal investigation or cause damage to national security, then:

1. if the statement is in writing and specifies the time for which a delay is required, Business Associate shall delay such notification for the time period specified by the official; or

2. if the statement is made orally, Business Associate shall document the statement, including the identity of the official making it, and delay such notification for no longer than thirty (30) days from the date of the oral statement unless the official submits a written statement during that time.

Following the period of time specified by the official, Business Associate shall promptly deliver a copy of the official’s statement to Covered Entity.

D. Business Associate shall bear Covered Entity’s costs of any Breach and resultant notifications, if applicable, to the extent the Breach arises from Business Associate’s negligence, willful misconduct, violation of law, violation of the Underlying Agreements, or violation of this Agreement.

IV.	OBLIGATIONS OF COVERED ENTITY

A. Upon request of Business Associate, Covered Entity shall provide Business Associate with the notice of privacy practices that Covered Entity produces in accordance with 45 C.F.R. § 164.520.

B. Covered Entity shall provide Business Associate with any changes in, or revocation of, permission by an individual to use or disclose Protected Health Information, if such changes could reasonably be expected to affect Business Associate’s permitted or required uses and disclosures.

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C. Covered Entity shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information to which Covered Entity has agreed in accordance with 45 C.F.R. § 164.522, and Covered Entity shall inform Business Associate of the termination of any such restriction, and the effect that such termination shall have, if any, upon Business Associate’s use and disclosure of such Protected Health Information.

V.	TERM AND TERMINATION

A. Term. The Term of this Agreement shall be effective as of the date first written above, and shall terminate upon later of the following events: (i) in accordance with Section V.C., when all of the Protected Health Information provided by Covered Entity to Business Associate or created or received by Business Associate on behalf of Covered Entity is returned to Covered Entity or destroyed (and a certificate of destruction is provided) or, if such return or destruction is infeasible, when protections are extended to such information; or (ii) upon the expiration or termination of the last of the Underlying Agreements.

B. Termination. Upon either Party’s knowledge of a material breach by the other Party of its obligations under this Agreement, the non-breaching Party shall, within twenty (20) days of that determination, notify the breaching Party, and the breaching Party shall have thirty (30) days from receipt of that notice to cure the breach or end the violation. If the breaching Party fails to take reasonable steps to effect such a cure within such time period, the non-breaching Party may terminate this Agreement and the Underlying Agreements without penalty.

Where either Party has knowledge of a material breach by the other Party and determines that cure is infeasible, prior notice of the breach is not required, and the non-breaching Party shall terminate the portion of the Underlying Agreements affected by the breach without penalty.

C. Effect of Termination.

1. Except as provided in paragraph 2 of this subsection C., upon termination of this Agreement, the Underlying Agreements or upon request of Covered Entity, whichever occurs first, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors of Business Associate. Neither Business Associate nor its subcontractors shall retain copies of the Protected Health Information except as required by law.

2. In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide within ten (10) days to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, Business Associate, and its applicable subcontractors, shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate and its applicable subcontractors maintain such Protected Health Information.

VI.	MISCELLANEOUS

A. No Rights in Third Parties. Except as expressly stated herein or in the HIPAA Privacy and Security Rules, the Parties to this Agreement do not intend to create any rights in any third parties.

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B. Survival. The obligations of Business Associate under Section V.C. of this Agreement shall survive the expiration, termination, or cancellation of this Agreement, the Underlying Agreements, and/or the business relationship of the Parties, and shall continue to bind Business Associate, its agents, employees, contractors, successors, and assigns as set forth herein.

C. Amendment. The Parties agree that this Agreement will be amended automatically to conform to any changes in the HIPAA Privacy and Security Rules as are necessary for each of them to comply with the current requirements of the HIPAA Privacy and Security Rules and the Health Insurance Portability and Accountability Act, unless a particular statutory or regulatory provision requires that the terms of this Agreement be amended to reflect any such change. In those instances where an amendment to this Agreement is required by law, the Parties shall negotiate in good faith to amend the terms of this Agreement within sixty (60) days of the effective date of the law or final rule requiring the amendment. If, following such period of good faith negotiations, the Parties cannot agree upon an amendment to implement the requirements of said law or final rule, then either Party may terminate this Agreement and the Underlying Agreements upon ten (10) days written notice to the other Party. Except as provided above, this Agreement may be amended or modified only in a writing signed by the Parties.

D. Assignment. Neither Party may assign its respective rights and obligations under this Agreement without the prior written consent of the other Party.

E. Independent Contractor. None of the provisions of this Agreement are intended to create, nor will they be deemed to create, any relationship between the Parties other than that of independent parties contracting with each other solely for the purposes of effecting the provisions of this Agreement and any other agreements between the Parties evidencing their business relationship. Nothing in this Agreement creates or is intended to create an agency relationship.

F. Governing Law. To the extent this Agreement is not governed exclusively by the HIPAA Privacy and Security Rules or other provisions of federal statutory or regulatory law, it will be governed by and construed in accordance with the laws of the state in which Covered Entity has its principal place of business.

G. No Waiver. No change, waiver, or discharge of any liability or obligation hereunder on any one or more occasions shall be deemed a waiver of performance of any continuing or other obligation, or shall prohibit enforcement of any obligation, on any other occasion.

H. Interpretation. Any ambiguity of this Agreement shall be resolved in favor of a meaning that permits Covered Entity and Business Associate to comply with the HIPAA Privacy and Security Rules.

I. Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the provisions of this Agreement will remain in full force and effect.

J. Notice. Any notification required in this Agreement shall be made in writing to the representative of the other Party who signed this Agreement or the person currently serving in that representative’s position with the other Party.

K. Certain Provisions Not Effective in Certain Circumstances. The provisions of this Agreement relating to the HIPAA Security Rule shall not apply to Business Associate if Business Associate does not receive, create, maintain, or transmit any Electronic Protected Health Information from or on behalf of Covered Entity.

L. Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written. In the event of any inconsistency between this Agreement and any other agreement between the Parties concerning the use and disclosure of Protected Health Information and the Parties’ obligations with respect thereto, the terms of this Agreement shall control.

M. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Parties had signed the same document. Such executions may be transmitted to the Parties by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Addendum on the day and year first above written.

[INSERT PRACTICE NAME]
a [INSERT JURISDICTION] professional corporation

By:
Name:
Title:

SPECIALISTS ON CALL, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO BUSINESS ASSOCIATE AGREEMENT]

SCHEDULE 4.1

Administrative Fee

For the Administrative Services rendered by SOC hereunder, in addition to Direct Costs, Practice shall pay SOC a total monthly administrative fee equal to [INSERT AMOUNT] multiplied by the average number of Client Facilities under contract with the Practice during the subject month (the “Administrative Fee”) for each month during the term of this Agreement.